TRUST DEED AND RULES
of the
RACKSPACE HOSTING, INC 2008 EMPLOYEE STOCK PURCHASE PLAN -
SHARE INCENTIVE SUB-PLAN - to be known as the “RACKSPACE SHARE FOR SUCCESS PLAN”

(Established by Rackspace Hosting, Inc. on 1 August 2012 with additional enabling resolution on 24 May 2013 as a sub plan to the Rackspace Hosting, Inc. 2008 Employee Stock Purchase Plan,
and approved by Her Majesty's Revenue & Customs
under Schedule 2 to the Income Tax (Earnings and Pensions) Act 2003
on 2013
under ref A109373)

Ernst & Young LLP
The Paragon Building
Counterslip
Bristol
BS1 6BX

Tel: 0117 981 2050

THIS TRUST is made the day of 2013
BETWEEN:

1.	RACKSPACE HOSTING, INC. , a Delaware Corporation, registered in the United States of America whose registered office is at 5000 Walzem Road, San Antonio, TX 78210;

2.	RACKSPACE LIMITED, registered in England & Wales No. 03897010 whose registered office is at Unit 5 Millington Road, Hayes, Middlesex UB3 4AZ; and

3.	COMPUTERSHARE TRUSTEES LIMITED, registered in England & Wales No. 03661515 whose registered office is at The Pavilions, Bridgwater Road, Bristol BS13 8AE (“the Original Trustees”).
WHEREAS:

(A)
The Company wishes to establish an approved share incentive plan (“the Plan”) for the purpose of encouraging or facilitating the holding of shares by its employees and giving them a continuing stake in the Company.

(B)
The Plan is a UK Subplan to the Rackspace Hosting, Inc. 2008 Employee Stock Purchase Plan (“ESPP”) and consists of the ESPP, this deed and the attached Rules. It will be known as the “Rackspace Share for Success Plan”.

(C)
It is intended that the Plan will constitute an “employees' share scheme” (as defined in section 1166 of the Companies Act 2006) and be approved by HM Revenue & Customs under Schedule 2 to the Income Tax (Earnings and Pensions) Act 2003.

(D)
The Plan is established by the execution of this Deed (“the Trust Deed” or “the Deed”) pursuant to a resolution of the Board on 1 August 2012, with an additional enabling resolution dated 23 May 2013. This deed and the attached rules of the Plan shall take precedence over all of the rules of the ESPP with the exception of Section 3.1 and Section 10 of the ESPP.

(E)	The Original Trustees have agreed to be the first Trustees of the Plan.

(F)
The Company wishes to nominate Rackspace Limited as a Constituent Company for the purpose of the Plan. By execution of the Deed, Rackspace Limited has agreed to be a Constituent Company for the purposes of the Plan.

NOW THIS DEED WITNESSES AS FOLLOWS:
1.    DEFINITIONS AND INTERPRETATION
In this Deed and Schedule the following words and expressions shall have the following meanings where the context so permits:

“Accumulation Period”
means, in relation to the acquisition of Partnership Shares on behalf of a Participant, the period during which his Partnership Share Money may be accumulated by the Trustees in accordance with Rule 5;

“Acquisition Date”
(a) in relation to Partnership Shares, where there is no Accumulation Period, the date set by the Trustees for the Award of Partnership Shares, being not later than 30 days (or such other period as shall from time to time be specified in paragraph 50(4) of Schedule 2) after the last date on which the Partnership Share Money to be applied in acquiring the Partnership Shares was deducted; or
(b) in relation to Partnership Shares, where there is an Accumulation Period, the date set by the Trustees for the Award of Partnership Shares, being not later than 30 days (or such other period as shall from time to time be specified in paragraph 52(5) of Schedule 2) after the end of the relevant Accumulation Period;
(c) in relation to Dividend Shares, the meaning given by Paragraph 66(4) of Schedule 2.

“Act”	means the Income Tax (Earnings and Pensions) Act 2003;
“Associated Company”	has the meaning in paragraph 94 of Schedule 2;
“Award”
means an appropriation of Free and/or Matching Shares to Participants and, where the context permits, the appropriation of Partnership Shares or Dividend Shares to Participants acquired on their behalf, and for the avoidance of doubt, Award includes the appropriation of Shares which are already held by the Trustees (and “Awards” and “Awarded” shall be construed accordingly);

“Award Date”
means, in relation to;-
(a) Free Shares, a date determined by the Committee and notified in advance to the Trustees;
(b) Matching Shares, the date determined in accordance with Rule 6.9 (b); and
(c) Partnership Shares, the Acquisition Date;

“Board"	means the Board of Directors of the Company;
“Capital Receipt”
means, in relation to a Participant's Plan Shares, any money or money's worth which the Trustees or the Participant become entitled to receive, save to the extent that it is disregarded in accordance with the provisions of paragraphs 501(6), 502(4) and 502(5) of the Act;

“Committee”	means a duly authorised committee appointed by the Company to administer the Plan, as defined in Section 2.4 of the ESPP;
“Company”	Rackspace Hosting, Inc.;
“Connected Company”
means:
(a) a company which controls or is controlled by the Company or which is controlled by a company which also controls the Company; or
(b) a company which is either a member of a consortium which owns the Company or which is owned in part by the Company as a member of a consortium,

and for these purposes “control” has the meaning given by section 719 of the Act and “Consortium” has the meaning given by paragraph 99(3) of Schedule 2;

“Constituent Company”
means Rackspace Limited and any other company which is for the time being nominated by the Committee to be a Constituent Company in accordance with Rule 3 (and “Constituent Companies” shall be construed accordingly);

“Dividend Share”	means a Plan Share acquired on behalf of a Participant in accordance with Rule 7;
“Eligible Employee”	means a person who is eligible to participate in the Plan at the relevant Award Date in accordance with Rule 2;
“Forfeiture Period”	means, in relation to Free Shares and Matching Shares the period during which those shares may be forfeited in accordance with Rule 9;
“Free Share”	means a Plan Share Awarded to a Participant pursuant to Rule 4;
“Holding Period”
(a) means in relation to Free Shares and Matching Shares, such period of not less than 3 years nor more than 5 years, beginning on the relevant Award Date, as the Committee may from time to time determine in relation to all Participants, provided that the Holding Period in relation to Free and Matching Shares which have already been Awarded is not increased; and

(b) in relation to Dividend Shares, the period of 3 years from the relevant Acquisition Date;

or such other periods as shall from time to time be specified in paragraphs 36, 61 and 67 of Schedule 2;

“Initial Market Value”
means, in relation to Free Shares and Matching Shares, the Market Value of such Shares on the relevant Award Date disregarding any discount which might otherwise be applied by virtue of any restrictions and/or risk of forfeiture;

“Jointly Owned Company”	has the meaning given in paragraph 91(5) of Schedule 2;
“Market Value”
means on any day:
(a) if the Shares are listed on the New York Stock Exchange, the closing price of the Share (as derived from the daily official list of the New York Stock Exchange) on the dealing day which precedes that day or if that day is not a dealing day, the closing price of a Share for the immediately previous dealing day, converted into pounds sterling at the prevailing market rate on that date; or

(b) if the Shares are not listed on the New York Stock Exchange, the market value as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with HM Revenue and Customs Shares and Assets Valuation.

provided that, if, and only if, all the Shares acquired for Award on an Acquisition Date or an Award Date are purchased and awarded to all Participants on the same day, ”Market Value” may also mean the average of the prices paid by the Trustees for those Shares in Sterling on that same day.

“Matching Ratio”	means the ratio of Matching Shares to Partnership Shares determined by the Company at any time in accordance with Rule 6.4;
“Matching Share”	means a Plan Share Awarded to a Participant in accordance with Rule 6;
“NIC”	means national insurance contributions;

“Participant”
means an Eligible Employee to whom Plan Shares will be or have been Awarded or on whose behalf they will be or have been acquired under the Plan or (where the context so requires) his/her legal personal representative(s);

“Participation Contract”	means an agreement between the Company and a Participant pursuant to Rule 4.4;
“Partnership Share”	means a Plan Share purchased by a Participant in accordance with Rule 5;
“Partnership Share Agreement”	means in relation to Partnership Shares and, where applicable, Matching Shares and/or Dividend Shares, an agreement between the Company and a Participant in accordance with Rules 5.3, 5.4 6.3 and 7.3;
“Partnership Share Money”	means the amounts deducted from a Participant's Salary in accordance with Rules 5.5 and 5.6;
“Performance Award”	means an Award of Free Shares subject to performance in accordance with Rules 4.10 to 4.15;
“Plan”	means the SIP established by the Company and called the Rackspace Hosting, Inc. 2008 Employee Stock Purchase Plan - Share Incentive Sub-Plan (as amended from time to time);
“Plan Share”	means a Share which is Awarded to a participant under the Plan;
“Readily Convertible Asset”	has the meaning in section 702(1) of the Act;
“Reconstruction or Takeover”	means a transaction affecting any Plan Shares in accordance with Rule 16;
“Retirement Age”	means the age of 55 years, and for the avoidance of doubt, this shall be the same for both men and women;
“Rules”	means the rules of the Plan in the Schedule to this Deed;
“Salary”	has the meaning given in paragraph 43(4) of Schedule 2;
“Schedule 2”	means Schedule 2 to the Income Tax (Earnings and Pensions) Act 2003;
“Shares”	means common stock in the capital of the Company which satisfies the requirements of paragraph 25 of Schedule 2;
“SIP”	means an approved share incentive plan approved by HM Revenue & Customs under Schedule 2 to the Act (or, where the case may be, under Schedule 8 to the Finance Act 2000);
“SIP Code”	means the following provisions of the Act: (a) Chapter 6 of Part 7; and (b) Schedule 2;
“Tax Year”	means the period of twelve months from 6 April of one year to 5 April of the immediately following year, inclusive;
“Taxes Act”	means the Income and Corporation Taxes Act 1988;
“Trust Deed” or “Deed”	means the trust deed constituting the Plan with any subsequent changes thereto;
“Trust Property”	means all assets transferred to the Trustees to be held by them subject to the terms of this Trust Deed and the assets from time to time representing the same and any accumulations of income;
“Trustees”	means the Original Trustees and any other trustee or trustees for the time being of the Plan;
“Unallocated Shares”	means any Shares held which are not Participant's Shares.

References to any statutory provision are to that provision as amended or re-enacted from time to time (and including any subordinate legislation made under it), and, unless the context otherwise requires, words in the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and vice versa. The headings are for the sake of convenience only and should be ignored when construing the Rules.

2.    DECLARATION OF TRUSTS

2(1)
Subject to Clause 2(3), the Company hereby covenants with the Trustees to pay to the Trustees, or procure the payment to the Trustees from the relevant Constituent Companies at least five working days prior to the relevant Award Date of such amounts as shall be required for the purposes of the subscription or purchase of Shares by the Trustees to be Awarded under the Plan to Participants, together with any other amounts required to cover any costs, charges and expenses incurred in such subscription or purchase and any other expenses and charges incurred by the Trustees in the establishment, operation and determination of the Plan.

2(2)
Subject as hereinafter provided, the Trustees hereby covenant with the Company and each Constituent Company to apply the monies received from the Company and any Constituent Companies in accordance with Clause 2(1) in the subscription or purchase of Shares and/or in the payment of their costs, charges and other expenses, taxation and other liabilities in accordance with the Rules.

2(3)
The Company hereby covenants with the Trustees to pay to the Trustees, or procure the payments to the Trustees from the relevant Constituent Companies of, all Partnership Share Money deducted from Participants' Salaries in accordance with Rule 5 as soon as practicable after such deduction.

2(4)
Subject as hereinafter provided the Trustees covenant with the Company and each Constituent Company to hold Partnership Share Money UPON TRUST for the relevant Participants until such time as it is applied by them in the acquisition of Partnership Shares on their behalf.

2(5)
Subject to Rule 5.16 (interest on Partnership Share Money during an Accumulation Period), the Trustees may invest any monies from time to time held by them and not immediately required for the acquisition of Shares or the payment of their expenses, taxation or other liabilities by placing the same on current or deposit account as they shall in their absolute discretion think fit. The Trustees shall be under no duty to invest any cash held on trust from time to time.

2(6)
To the extent that the allocation of a fractional entitlement in respect of individual participants is prohibited by law or by the Company's constitution (or, if not so prohibited, the Company does not wish to allocate a fractional entitlement), or if for any other reason the Trustees hold Shares for the purpose of the Plan which are not to be Awarded, the Trustees may hold so many of the Shares as the Committee may direct for a period not exceeding:

(a)	two years from the relevant acquisition date if any of the shares in the Company are Readily Convertible Assets at that date; or

(b)	five years from the relevant acquisition date if none of the shares in the Company are Readily Convertible Assets at that date; or

(c)	two years from the date any of the shares in the Company become Readily Convertible Assets if at the relevant acquisition date, none of the shares in the Company are Readily Convertible Assets, and the Trustees may sell the Shares if they cannot be Awarded within the applicable period.

2(7)	For the purposes of determining whether Shares are Awarded within the applicable period, Shares acquired at an earlier date are taken to be Awarded before Shares acquired at a later date.

2(8)
Once Awarded, the Trustees shall hold any Plan Shares and all other Trust Property deriving there from UPON TRUST for the Participants respectively entitled thereto in accordance with the Rules of the Plan.

2(9)
If, prior to the Award of any Shares under the Plan, the Trustees become entitled in respect of those shares to any rights to be allotted or to subscribe for further securities (other than an issue of bonus shares of the same class as Shares then held by the Trustees pending any such Award which bonus shares shall be retained by the Trustees and shall form part of the Shares to be Awarded among the Participants on the relevant Award Date) the Trustees may in their absolute discretion:-

(a)	take up the rights;

(b)	sell the rights (in whole or in part) for the best consideration in money reasonably obtainable at the time;

(c)	allow the rights to lapse; or

(d)	sell the rights to the extent necessary to enable them to subscribe in full for the balance.

2(10)	Subject to Clause 2(11) the Trustees shall hold:

(a)	any unused cash balances arising under Clause 2(2);

(b)	the net proceeds of any sale made pursuant to Clauses 2(6) or 2(9);

(c)	any income there from;

(d)	any dividends received in respect of any unawarded Shares held under the Plan and
(e)    any Capital Receipt of less than £3 otherwise distributable to a particular Participant,
UPON TRUST to apply the same in or towards any reasonable expenses of administering and determining the Plan (including any provision for taxation for which the Trustees are liable) and the Trustees shall notify the Company on request of the amounts so held by them.

2(11)
Upon the termination of the Plan for whatever reason, or if the Committee shall so direct the Trustees, the Trustees shall sell any Unallocated Shares and account (so far as practicable) to the Company and to any Constituent Companies for any monies held by them as far as is practicable in the same proportions as they were provided or as may otherwise be appropriate.

3.    PURCHASE OF SHARES FROM OTHER TRUSTS

3(1)
The Trustees may purchase shares from the trustees of any other trust notwithstanding that the Trustees are the same persons as those trustees or any of them, and any such purchase shall be binding on all persons interested hereunder notwithstanding that it shall be effected or evidenced only by an entry in the accounts of the Trustees.

3(2)	Where there is a qualifying transfer of shares to the Trustees, those shares:
(a)    must not be Awarded to Participants as Partnership Shares; and

(b)	must be included in any Award of Free or Matching Shares made after the date of transfer in priority to other shares available for inclusion in that Award.
3(3)    For the purposes of Clause 3(2), there is a “qualifying transfer” if:

(a)	relevant shares, (as defined by section 69(3AC) of the Finance Act 1989), are transferred to the Trustees by the trustees of an employee share ownership trust; and

(b)	the transfer is a qualifying transfer within Section 69(3AA) of the Finance Act 1989.
4.    TRUSTEES' DUTY TO MONITOR PARTICIPANTS IN CONNECTED SCHEMES
The Trustees must maintain records of Participants who have participated in one or more other SIPs established by the Company or a Connected Company.

5.    TRUSTEES' POWERS OF DELEGATION

5(1)
Save for their obligations under SIP Code, the Trustees may delegate any of their powers, duties and discretions under the Plan to any person or company including the Company or any Constituent Company provided that the Trustees may at any time, and must if so directed by the Committee, revoke any delegation or arrangement made under this Clause and/or require any Trust Property held by another person to be returned to them.

5(2)
In the exercise of their discretions and the performance of their duties hereunder the Trustees may employ and pay an administrator, registrar, solicitor, broker, actuary, accountant, banker or other adviser and may appoint any such person as their agent to transact all or any business and may act on the advice or opinion of any such administrator, registrar, solicitor, broker, actuary, accountant, banker or other adviser and shall not be responsible for anything done or omitted to be done or suffered in good faith in reliance on such advice or opinion, whether such advice was obtained by the Trustee or the Company.

5(3)
The Trustees may execute or sign and (if and so long as there is more than one Trustee) may authorise the execution or signature by any one of their number as their agent (and any corporate trustee may similarly authorise any of its directors officers or employees on its behalf) to effect the execution or signature of any deeds, documents, cheques or other instruments by the impression of any signature on behalf of or as witness of any sealing by the Trustees of any writing, printing, lithography, photocopying and other modes of representing or reproducing words in a visible form. Any such signature or sealing shall be as valid as if given by all the Trustees.

5(4)
The Trustees may at any time cause any part of the Trust Property to be deposited for safekeeping with any Trustee or any other person on behalf of the Trustees and may pay any expenses in connection therewith.

6.    TRUSTEES' LIABILITIES AND INDEMNITY

6(1)
The Company and each of the Constituent Companies hereby covenant with the Trustees and every director and other officer or employee of a corporate trustee, acting as Trustee jointly and severally for themselves and as trustees for their successors in title that they will at all times after the execution of this Deed keep each of them and their successors in title, as Trustees and their respective estates and effects fully indemnified against all losses, claims, demands, actions, proceedings, charges, expenses, costs, damages, taxes, duties and other liabilities whatsoever that may be suffered or incurred by them or by any of them arising out of or in connection with the execution of the trusts and powers of the Plan other than liabilities arising as a consequence of fraud, wilful default, or (in the case of a Trustee which is engaged in the business of providing a trustee service for a fee) negligence and save to the extent that any such liability is capable of being discharged at the expense of the Trust Property.

6(2)
In the administration of the Plan no Trustee or Director or other officer or employee of a corporate trustee shall be liable for any loss arising by reason of the negligence or fraud of any agent employed by him or by any other Trustee or director or other officer or employee of a body corporate acting as trustee or by reason of any mistake or omission made in good faith by any of the Trustees or any such other person or by reason of any other matter or thing except fraud, wilful default or gross negligence on the part of the person who is sought to be made liable.

7.    PROVISIONS RELATING TO THE TRUSTEES

7(1)	The Company shall pay to or reimburse the Trustees upon demand for all charges and expenses reasonably incurred by them in the course of the administration and determination of the trusts hereof.

7(2)
A person shall not be disqualified from acting as a Trustee hereof or exercising any power vested in the Trustees by reason of the fact that he is or has been a director or employee of any Constituent Company or any other subsidiary of the Company or is participating in or has participated in the Plan or for any remuneration or other benefit received thereby or in connection therewith.

7(3)
Any person acting as a Trustee in the course of any profession or business carried on by him may charge and be paid such reasonable remuneration charges or disbursements whether in connection with the Plan or otherwise as shall from time to time be agreed between him and the Company. Any of the Trustees which is a corporate body shall be entitled to charge and be paid such proper and reasonable charges and expenses as may from time to time be agreed between it and the Company and may unless otherwise agreed act in accordance with its general terms and conditions and fee scales from time to time in force (if any).

7(4)
No Trustee (and no director or officer of a body corporate or a trust corporation acting as a Trustee) shall be precluded from acquiring, holding or dealing on his own account with any debentures, debenture stock, shares or securities whatsoever of the Company or any subsidiary or any other company in the shares of which the Company or any subsidiary may be interested, or from entering into any contract or other transaction with the Company or any subsidiary or any such other company, or from being interested in any such contract or transaction, and nor shall he be in any way liable to account to the Company or any subsidiary or any Participant in the Plan for any profits made, fees, commissions, shares of brokerage discounts allowed, or advantages obtained by him from or in connection with such acquisition, holding, dealing, contract or transaction, whether or not in connection with his duties hereunder.

7(5)
If and so long as there is more than one Trustee, the Trustees shall meet together as often as may be necessary for the administration of the trusts hereof and all decisions taken by a majority (or as a result of the casting vote of any chairman appointed by the Trustees present at the meeting) of the Trustees present at any meeting of the Trustees of which notice has been given to all of them present in the United Kingdom (provided at least two Trustees shall be present) shall be as effective for all purposes as if such decisions had been unanimous decisions of all the Trustees. A written resolution signed by all the Trustees arrived at without any meeting shall be effective for all purposes. Nothing herein shall preclude a sole corporate trustee from acting on its own.

7(6)
The Trustees shall be entitled, in the absence of manifest error, to rely without further enquiry on information supplied to them by the Company or the Committee for the purposes of the Plan and shall also be entitled to rely, in the absence of manifest error, on any direction, notice or document purporting to be given or executed by or with the authority of the Company or by any Participant in the Plan as having been so given or executed.

7(7)
The Trustees may insure the Plan against any loss caused by them or any of their employees, officers, agents or other delegates. The Trustees may also insure themselves and any of these persons against liability for breach of trust or negligence not involving fraud or wilful wrongdoing of the Trustee of the person concerned. Except in the case of a paid Trustee, the insurance premiums may be paid from the Plan assets.

7(8)
The Trustees shall be under no obligation to become a director or other officer or interfere in the management or affairs of any company, any of the shares or stocks of which are for the time being comprised in the Plan or of any company associated with such company; or seek information about the affairs of any such company but may leave the conduct of the affairs of any such company to its officers or other persons managing the company.

8.    APPOINTMENT, REMOVAL AND RETIREMENT OF TRUSTEES

8(1)
Unless a corporate trustee is appointed, there shall always be at least two Trustees. Where there is no corporate trustee, and the number of Trustees falls below two, the continuing Trustee has the power to act only to achieve the appointment of a new Trustee.

8(2)	The Company may at any time by writing under hand of a person duly authorised by a resolution of the Committee:

(a)	appoint a new Trustee, including a corporate trustee; and

(b)
remove a Trustee from office (but not so as to leave in office less than two Trustees unless a corporate Trustee) without assigning any reason therefore and such removal shall (in the absence of any other date specified in the notice or in any prior agreement between the Company and the Trustees) take place on the expiry of one month of receipt by it of such written notification of that removal subject to the Company and the Trustees agreeing otherwise.

Any such appointment or removal of a Trustee shall be effected by deed.

8(3)	All powers of appointment and removal shall be vested in the Trustees if the Company ceases to exist otherwise than in consequence of a Reconstruction or Takeover.

8(4)
A Trustee may retire by giving to the Company written notice of his desire to retire and such notice shall take effect at the expiry of six months (or such other period as may be agreed with the Company) from the date thereof provided that there will be at least two Trustees or a corporate Trustee immediately after the retirement. The retiring Trustee shall not be obliged to give any reason for, and shall not be responsible for any costs occasioned by, such retirement but shall execute all such documents and do all such things as may be necessary to give proper effect to such retirement. If the retiring Trustee is a sole corporate trustee the Trustee may appoint a successor as a Trustee if the Company does not itself do so before the date of such retirement.

8(5)
Forthwith upon his removal or retirement a Trustee shall transfer all Trust Property held by him and deliver all documents in his possession relating to the Plan to the remaining Trustees (if any) or otherwise as the Company may direct.

8(6)	The provisions of sections 37 and 39 of the Trustee Act 1925 shall apply hereto as if references therein to a trust corporation were references to any corporation.
9.    RESIDENCE OF THE TRUSTEES
If there is more than one Trustee, all of them shall at all times be resident in the United Kingdom for United Kingdom tax purposes. If there is only one Trustee it shall be a body corporate (but need not be a trust corporation) at all times resident in the United Kingdom for United Kingdom tax purposes.
10.    MISCELLANEOUS

10(1)
The invalidity or non-enforceability of any provisions of this Deed or the Plan shall not affect the validity or the enforceability of the remaining provisions and Rules of this Deed and the Plan which shall continue in full force and effect.

10(2) This Deed and the Plan shall be governed by and construed in accordance with English Law and the English courts shall have exclusive jurisdiction to determine any dispute which may arise out of, or in connection with, this Deed or the Plan.
11.    COUNTERPARTS
This Trust Deed may be executed by way of separate counterparts which taken together shall constitute one and the same instrument.

SCHEDULE
RULES OF THE RACKSPACE HOSTING, INC 2008 EMPLOYEE STOCK PURCHASE PLAN -
SHARE INCENTIVE SUB-PLAN

1.    OPERATION OF THE PLAN
BASIS OF OPERATION

1.1	The Committee may at any time resolve to operate the Plan and on each occasion that they do so they shall invite all Eligible Employees to participate on one or more of the following basis:

(a)	to receive an Award of Free Shares subject to and in accordance with the provisions of Rule 4; and/or

(b)	to purchase Partnership Shares subject to and in accordance with the provisions of Rule 5; and

(c)	to be granted an Award of Matching Shares to such Eligible Employees as purchase Partnership Shares subject to and in accordance with the provisions of Rule 6; and/or

(d)	to purchase Dividend Shares subject to and in accordance with the provisions of Rule 7.
EQUAL TREATMENT REQUIRED

1.2	All Eligible Employees must be invited to participate on the same terms and those who do participate must do so on the same terms.
NOTIFICATION TO TRUSTEES

1.3	The Committee shall notify the Trustees as soon as is practicable after any decision to operate the Plan has been made.
2.    ELIGIBILITY
COMPULSORY ELIGIBILITY
2.1    Subject to Rules 2.5 and 2.6, every employee who

(a)	meets the employment requirement at the relevant date; and

(b)	is a UK resident taxpayer in accordance with paragraph 8(2) of Schedule 2 must be eligible to participate in the Plan and must be invited to do so.
2.2    For the purposes of Rule 2.1(a),

(a)	the “employment requirement” is that the individual

(i)	is an employee of the Company, or,

(ii)	in the case of a group plan, is an employee of a Constituent Company and

(iii)
if the Plan provides for a qualifying period in accordance with Rule 2.3, has such qualifying period of continuous employment with a qualifying company. For the purposes of this Rule, “continuous employment” has the meaning given by Schedule 13 of the Employment Rights Act 1996, and “qualifying company” has the meaning given by paragraph 17 of Schedule 2.

(b) the “relevant date” means:

(i)	in the case of Free Shares, the date on which such Shares are Awarded; and

(ii)	in the case of Partnership Shares and any corresponding Matching Shares:

(I)	if there is no Accumulation Period, the date on which the relevant Partnership Share Money is deducted; and

(II)	if there is an Accumulation Period, the date on which the first relevant deduction of Partnership Share Money is made.

2.3	For the purposes of Rule 2.2(a)(iii), the “qualifying period” shall be such period as the Committee shall from time to time determine in respect of all Eligible Employees at that time being:

(a)	in the case of Free Shares, a period of not more than 18 months ending with the date on which the Award is made; and

(b)	in the case of Partnership Shares and any corresponding Matching Shares:

(i)	if there is no Accumulation Period, a period of not more than 18 months ending on the date on which the relevant Partnership Share Money is deducted; and

(ii)	if there is an Accumulation Period, a period of not more than six months ending on the first day of that Accumulation Period.
OPTIONAL ELIGIBILITY

2.4
Subject to Rules 2.5 and 2.6, the Committee may from time to time determine that any other person employed by a Constituent Company who satisfies the requirements in Rule 2.1(a) but not Rule 2.1(b) shall be an Eligible Employee and may be invited to participate in the Plan.

EXCLUSIONS FROM ELIGIBIITY
2.5    No person is eligible to participate in the Plan:

(a)	at any time when he is precluded from such participation by paragraph 19 of Schedule 2 (material interest in a close company as defined by paragraphs 20 to 24 of Schedule 2); or

(b)
in any Tax Year in which he will participate in an award of Shares through another SIP approved by HM Revenue & Customs under Schedule 2, (or, where the case may be, under Schedule 8 to the Finance Act 2000) established by the Company or a Connected Company.

For the purposes of this Rule, an employee is treated as having participated in a SIP if he would have participated but for his failure to obtain a Performance Award.

2.6
If a person participates in an Award of Shares under the Plan in a Tax Year in which he has already participated in an award of shares under one or more other SIPs established by the Company or a Connected Company, Rules 4.8, 5.6 and 7.4 shall apply as if the Plan and the other plan or plans were a single plan.

3.    CONSTITUENT COMPANIES
SUBSIDIARIES AND JOINTLY OWNED COMPANIES

3.1	Subject to Rule 3.3 the Committee may from time to time nominate any
(a)    company of which the Company has control; and/or any

(b)	Jointly Owned Company which is not already a constituent company under any other SIP approved by HM Revenue & Customs to be a Constituent Company.

3.2	Any Constituent Company of which the Company ceases to have control or which ceases to be a Jointly Owned Company shall cease to be a Constituent Company immediately on such cessation.
CONFERRING OF BENEFITS ON ALL EMPLOYEES

3.3
The Committee shall not nominate Constituent Companies if the effect of such nomination has, or is likely to have, the effect of conferring benefits under the Plan wholly or mainly on directors or higher paid employees of companies in the same group as the Company.

DEEDS OF ADHERENCE

3.4
On each occasion that a company becomes a Constituent Company, that company must execute a deed of adherence substantially in the form set out in the Appendix and the provisions of this Deed and the Plan shall apply to such Constituent Company as though it were a party to this Deed for so long as it remains a Constituent Company.

DEFINITION OF "CONTROL"

3.5	For the purposes of this Rule 3 “control” has the meaning given by section 719 of the Act.
4.    FREE SHARES
INVITATIONS TO PARTICIPATE

4.1	On each occasion that the Committee determine to Award Free Shares under the Plan they shall issue an invitation to each Eligible Employee:

(a)	specifying the basis on which the Free Shares will be Awarded;

(b)	if Performance Awards are proposed to be made, specifying the applicable performance conditions;

(c)	subject to Rule 4.3, enclosing a Participation Contract; and

(d)
subject to Rule 4.3, specifying the date, (which must be at least 14 days after the date of the invitation and in any event before the relevant Award Date) by which the Eligible Employee must accept the invitation by signing and returning the Participation Contract.

Invitations may be issued in writing or by electronic communication or in the form of notices, advertisements, circulars or otherwise for the general attention of Eligible Employees or to which the particular attention of individual Eligible Employees are drawn by notices issued with pay and salary advice slips except that an invitation may not be issued to an Eligible Employee by electronic communications unless that person is known by the Constituent Company by which he/she is employed to have personal access during his/her normal business day to information sent to him/her by electronic communication.

4.2
Subject to Rule 4.3, if an Eligible Employee has not returned the signed Participation Contract within the time specified in the invitation he shall be deemed to have declined the invitation to participate.

4.3
If and for so long as the Committee determines to make only unconditional Awards of Free Shares under the Plan, it shall not be necessary on each occasion of such an Award for the Company and Eligible Employees to enter into a new Participation Contract and the most recent Participation Contract entered into in relation to an unconditional Award of Free Shares shall apply to subsequent Awards on the same basis.

PARTICIPATION CONTRACTS

4.4	Subject to Rule 8 a Participation Contract shall bind the relevant Participant in contract with the Company:

(a)	to permit his Free Shares to remain in the hands of the Trustees throughout the applicable Holding Period;

(b)	not to assign, charge or otherwise dispose of his interest in the Free Shares during the applicable Holding Period;

(c)
if the legal title of any or all of the Free Shares is transferred to him before the end of the applicable Holding Period, or the fifth anniversary of the Award Date if later, in circumstances which cause him to become subject to employees' NIC and/or income tax in respect of such transfer:

(i)	to either pay to the Trustees before such transfer takes place an amount equal to such employees' NIC and/or income tax ; or

(ii)	to permit the Trustees to withhold and sell sufficient Free Shares as are equal in value to such employees' NIC and/or income tax liability at the time of the transfer; and

(d)
not, before the end of the applicable Holding Period, to direct the Trustees to transfer the Free Shares to him or otherwise dispose of them other than in the event of a Reconstruction or Takeover affecting them.

FUNDING AND NOTIFICATION TO TRUSTEES AND CONSTITUENT COMPANIES

4.5
On each occasion that the Committee determines to Award Free Shares to Eligible Employees they shall determine the amount of the funds to be made available for such Award and notify the Trustees accordingly. The Committee shall also notify the Trustees of the proposed Award Date.

4.6
The Committee shall notify each Constituent Company of the amount (if any) to be contributed by it provided that such amount shall not exceed the amount necessary to acquire the number of Free Shares which are to be Awarded to Eligible Employees of that Constituent Company at the relevant time.

4.7
Contributions to be made by the Company and any Constituent Company to finance any subscription of Free Shares for Award on an Award Date shall be paid to the Trustees not later than five working days prior to that Award Date and contributions to finance the purchase of Free Shares shall be made in sufficient time to enable the Trustees to settle the relevant contract note.

LIMIT ON VALUE OF AWARDS

4.8
The aggregate Initial Market Value of the Free Shares Awarded to a Participant in any Tax Year shall not exceed £3,000 or such other amount as shall from time to time be specified in paragraph 35 of Schedule 2.

BASIS OF AWARD

4.9
Subject to the Award of Free Shares by reference to performance in accordance with Rules 4.10 to 4.15, Free Shares may only be apportioned among Eligible Employees on an Award Date on such one or more of the following bases as the Committee shall determine:

(a)    remuneration; and/or
(b)    length of service; and/or
(c)    hours worked,
provided that if shares are Awarded on more than one basis each of those factors gives rise to a separate entitlement directly proportional to it and the total entitlement is the sum of the separate entitlements.
PERFORMANCE AWARDS

4.10
The Committee may determine to Award the Free Shares available for Award on an Award Date to all Eligible Employees by reference to their performance on either of the bases specified in Rules 4.11 and 4.12. Once selected, the same method shall apply to all Eligible Employees.

METHOD 1

4.11	If this method is used:

(a)
at least 20% (or such other percentage as may from time to time be specified in paragraph 41 of Schedule 2) of the Free Shares available for Award (and, if Plan Shares of more than one class are Awarded, at least 20% of each class) must be Awarded without reference to performance; and

(b)
the highest Performance Award must not be more than four times greater (or such other ratio as may from time to time be specified in paragraph 41(2)(c) of Schedule 2) than the highest non-Performance Award.

(c)
Eligible Employees must participate in the non-Performance Award on the same terms in accordance with paragraph 9 of Schedule 2, and in determining whether the requirement of that paragraph is met, the non-Performance Award will be treated as a separate Award of Free Shares.

METHOD 2
4.12    If this method is used:

(a)	all the Free Shares available for Award may be Awarded by reference to performance (as specified in Paragraph 42(2)(a) of Schedule 2);

(b)
all Eligible Employees in the same performance unit must be Awarded Free Shares on the basis specified in Rule 4.9 (same terms). For the purposes of this Rule, Free Shares Awarded for each performance unit shall be treated as separate Awards.

PERFORMANCE TARGETS
4.13    Performance targets must:
(a)    be based on business results or other objective criteria;

(b)	be fair and objective measures of the performance of the units to which they must be applied;

(c)	be broadly comparable in terms of the likelihood of each performance unit meeting them;

(d)	be set for performance units comprising one or more Eligible Employees and no Eligible Employee may be a member of more than one unit.

4.14	On each occasion that the Committee determines to make Performance Awards the Company must, as soon as reasonably practicable:

(a)
notify each Eligible Employee who has accepted an invitation to participate in a Performance Award, of the targets and measures which will be used to determine the number or value of Free Shares to be Awarded to him; and

(b)
notify all Eligible Employees in general terms of the performance targets which will be used to determine the number or value of Free Shares Awarded to Participants, provided that any information which the Committee reasonably considers would prejudice commercial confidentiality may be excluded.

4.15
If, after the Committee has made any Performance Awards, events occur which cause them to consider that any of the existing targets have become unfair or impractical, they may, in their discretion (provided it is exercised reasonably and fairly) amend, relax or waive such targets provided that:

(a)	any targets which are amended or relaxed will be no more and no less difficult to satisfy than when they were originally imposed or last amended or relaxed; and

(b)	any targets which are amended or relaxed remain broadly comparable in terms of the likelihood of each performance unit meeting them.
The Committee shall notify all relevant Eligible Employees in writing of any amendment, relaxation or waiver of performance targets in accordance with this Rule.

AWARD STATEMENTS

4.16
As soon as is practicable after the Award of any Free Shares to a Participant or the making of any Performance Award but in any event not more than once in every six months, the Trustees shall issue a statement to him specifying:

(a)    the relevant Award Date;
(b)    the applicable Holding Period;
(c)    the applicable Forfeiture Period (if any);
(d)    the number and class of Free Shares Awarded to him;
(e)    the Initial Market Value of such Free Shares; and

(f)	the performance targets applicable to any Performance Awards.
5.    PARTNERSHIP SHARES
INVITATIONS TO PARTICIPATE

5.1
On each occasion that the Committee determines to invite Eligible Employees to acquire Partnership Shares under the Plan they shall issue (directly, or indirectly by reference to the invitation made in previous months or on launch of the Plan) an invitation to each Eligible Employee:

(a)	specifying the minimum and maximum amounts of Partnership Share Money which may be deducted from his Salary determined in accordance with Rules 5.5 and 5.6;

(b)	specifying any circumstances and manner in which those minimum and maximum amounts may change;

(c)	specifying the basis upon which Partnership Share Money will be paid and applied on his behalf and the length of the Accumulation Period (if any);

(d)
if the Company is offering Matching Shares to Eligible Employees who purchase Partnership Shares, specifying this fact, the Matching Ratio and any circumstances and manner in which the Matching Ratio may change;

(e)	enclosing a Partnership Share Agreement; and

(f)
specifying the date, if any, being not less than 14 days after the invitation was issued, by which the Eligible Employee must accept the invitation by signing and returning the Partnership Share Agreement.

Invitations may be issued in writing or by electronic communication or in the form of notices, advertisements, circulars or otherwise for the general attention of Eligible Employees or to which the particular attention of individual Eligible Employees are drawn by notices issued with pay and salary advice slips except that an invitation may not be issued to an Eligible Employee by electronic communications unless that person is known by the Constituent Company by which he/she is employed to have personal access during his/her normal business day to information sent to him/her by electronic communication.

5.2
If an Eligible Employee has not returned the signed Partnership Share Agreement within the time specified in the invitation he shall be deemed to have declined the invitation to participate on that occasion. However, unless the Participant notifies the Company to the contrary, a completed Partnership Share Agreement received after the specified time shall take effect on the earliest practical occasion following receipt on which Eligible Employees may acquire Partnership Shares.

PARTNERSHIP SHARE AGREEMENTS

5.3	A Partnership Share Agreement shall:

(a)	be binding on both the Company and the Participant for such period as shall be specified in that Agreement;

(b)	bind the Participant to allocate Partnership Share Money by deduction from his Salary for the purchase of Partnership Shares;

(c)	bind the Company to procure the acquisition of Partnership Shares on behalf of the Participant with his Partnership Share Money in accordance with the Rules of this Plan;

(d)	contain an undertaking by the Company to notify the Participant of any restriction on the number of Shares available for an Award;
(e)    specify:

(i)	if there is an Accumulation Period, the date on which that Period begins and ends;

(ii)	any limit on the maximum number of Partnership Shares to be included in an Award determined by the Committee in accordance with Rule 5.18;

(iii)	subject to the limits specified in Rules 5.5 and 5.6:-

I.	the amounts of Partnership Share Money to be deducted from the Participant's Salary (expressed either as a sum or a percentage); and

II.	the intervals at which the Partnership Share Money is to be deducted,

(but this shall not prevent the varying of those amounts or intervals in accordance with Rule 5.21); and

(f)
contain a notice in such form as shall be prescribed from time to time by regulations made by the Board of Inland Revenue informing the Participant of the possible effect of deductions of Partnership Share Money from his Salary on his entitlement to social security benefits, statutory sick pay and statutory maternity pay.

(g)
if and so long as the Committee determines to invite Eligible Employees to acquire Partnership Shares under the Plan, it shall not be necessary for the Company and the Eligible Employee to enter into a new Partnership Share Agreement and the most recent Partnership Share Agreement entered into in relation to Partnership Shares shall apply to subsequent Acquisitions of Partnership Shares on the same basis.

5.4
In addition, a Partnership Share Agreement may specify that the Accumulation Period comes to an end on the occurrence of a specified event and that Partnership Share Money deducted during that Period must be paid to the Participants as soon as practicable following that event and not applied in the acquisition of Partnership Shares.

LIMITS ON DEDUCTIONS FROM SALARY

5.5
If the Committee so determine from time to time, they may specify that the amount to be deducted under a Partnership Share Agreement on any occasion must not be less than a minimum amount. The specified minimum amount must not exceed £10 (or such other amount as shall from time to time be specified in paragraph 47 of Schedule 2).

5.6	The maximum amount of Partnership Share Money which may be deducted from a Participant's Salary may not exceed the lowest of:

(a)	£1,500 in any Tax Year; and
10% of    the Participant's Salary for the Tax Year; or

(b)	any lower amounts specified by the Committee from time to time in relation to different Awards of Partnership Shares. A limit lower than that specified in Rule 5.6(b) may be framed

(i)	as a proposition substituting a percentage lower than that so specified, or

(ii)	as a proposition that a particular description of earnings is not to be regarded as forming part of a Participant's Salary for the purposes of that Rule, or such other amounts as shall from time to time be specified in paragraph 46 of Schedule 2. Subject to the limits specified in Rules 5.6(a) and 5.6(b), the Committee may, from time to time, specify the intervals at which Partnership Share Money may be deducted. The Constituent Companies by which Participants are employed shall calculate the amounts and intervals to ensure that the limits in this Rule are complied with.

5.7
If and to the extent that any amounts in excess of the limits in Rule 5.6 are deducted from a Participant's Salary, they must be paid to him as soon as practicable and will be subject to the deduction of income tax and NIC.

IF THERE IS NO ACCUMULATION PERIOD

5.8	Subject to Rule 5.18 (restriction on acquisition of Partnership Shares):

(a)	if there is no applicable Accumulation Period the Trustees must Award Partnership Shares to a Participant on the Acquisition Date; and

(b)	the number of Partnership Shares Awarded to each Participant shall be determined by reference to the Market Value of the Partnership Shares on the Acquisition Date.

5.9
To the extent that the allocation of a fractional entitlement is prohibited by law or by the Company's constitution (or, if not so prohibited, the Company does not wish to allocate a fractional entitlement), if any surplus Partnership Share Money is held by the Trustees after the acquisition of Partnership Shares on behalf of a Participant it may:

(a)	with the Participant's agreement, be carried forward and added to the amount of the next deduction from his Salary; or

(b)	be paid to the Participant as soon as practicable subject to the deduction of income tax and NIC.

IF THERE IS AN ACCUMULATION PERIOD

5.10
The Committee may from time to time determine that there shall be an Accumulation Period not exceeding 12 months (or such other period as shall from time to time be specified in paragraph 51 of Schedule 2) during which the Trustees may accumulate deductions from a Participant's Salary pending the acquisition of Partnership Shares on his behalf. The Accumulation Period which applies in relation to each Award of Partnership Shares must be the same for all individuals entering into the Partnership Share Agreements.

5.11	No Accumulation Period may begin later than the date on which the first deduction is made from a Participant's Salary.

5.12	Subject to Rule 5.18 (restriction on acquisition of Partnership Shares):

(a)	if there is an applicable Accumulation Period the Trustees must Award Partnership Shares to a Participant on the Acquisition Date; and

(b)	the number of Partnership Shares Awarded to each Participant shall be determined by reference to the lower of:

(i)	the market value of the Partnership Shares at the beginning of the relevant Accumulation Period; and
(ii)    their Market Value on the Acquisition Date.

5.13	If any surplus Partnership Share Money is held by the Trustees after the acquisition of Partnership Shares on behalf of a Participant it may:

(a)	with the Participant's agreement be carried forward to the next Accumulation Period; or

(b)	be paid to the Participant as soon as practicable subject to the deduction of income tax and NIC.

5.14	If, during an Accumulation Period:

(a)
a transaction occurs in relation to any of the shares to be acquired on behalf of Participants (“the Original Holding”) which results in a new holding of shares being equated with the Original Holding for capital gains tax purposes; and

(b)	the Participant consents,
the relevant Partnership Share Agreements shall have effect after that transaction as if it were an agreement for the acquisition of the shares comprised in the new holding.
5.15    If:

(a)	Partnership Share Money has been deducted from a Participant's Salary during an Accumulation Period; and

(b)	the Participant ceases to hold any office or employment with the Company or an Associated Company or any other Constituent Company during that Period, the Partnership Share Money must be repaid to the Participant as soon as practicable after such cessation subject to the deduction of income tax and NIC.

PARTENRSHIP SHARE MONEY PENDING SHARE ACQUISITION

5.16	Pending the acquisition of Partnership Shares in accordance with Rules 5.8 and 5.12, the Trustees must invest any Partnership Share Money from time to time held by them in an account with:
(a)    a person falling within section 991(2))(b) of the Income Tax Act 2007;
(b)    a building society; or
(c)    a firm falling within section 991(2) (c) of the Income Tax Act 2007, and if the relevant account is an interest bearing account the Trustees shall account to the relevant Participants for the interest. For the avoidance of doubt, the Trustees shall be under no obligation to place Partnership Share Money in an interest bearing account. Any Trustee which is a bank or building society shall, notwithstanding any benefit which may accrue to it as a result, itself be entitled to hold Partnership Share Money in a designated account in its capacity as a bank or building society and not be obliged to account for any resultant profit.
PARTNERSHIP SHARE STATEMENTS

5.17	As soon as is practicable after the acquisition of any Partnership Shares on behalf of a Participant but in any event not less than annually, the Trustees shall issue a statement to him specifying:
(a)    the relevant Acquisition Date;

(b)	the number and class of Partnership Shares acquired on his behalf;

(c)	the amount of Partnership Share Money used to acquire those shares;

(d)	the Market Value of the Partnership Shares on the Acquisition Date; and

(e)	any amount carried forward in accordance with Rules 5.9 or 5.13.
RESTRICTION ON ACQUISITION OF PARTNERSHIP SHARES ACQUIRED

5.18	The Committee may from time to time specify a maximum number of Partnership Shares which are available for an Award (“the Award Maximum”) and shall notify Eligible Employees accordingly:

(a)	if there is no Accumulation Period in relation to that Award, before the deduction of the relevant Partnership Share Money; and

(b)	if there is an Accumulation Period, before the first day of that Period.

5.19
If the Award Maximum is less than the number of Partnership Shares which would otherwise be included in the relevant Award in accordance with Rule 6.4 the number of Partnership Shares acquired on behalf of Participants in accordance with Rules 5.8 and 5.12 shall be reduced in accordance with Rule 5.20.

SCALING DOWN

5.20	If the Company receives applications for Partnership Shares in excess of the Award Maximum then the following steps shall be taken in sequence until the excess is eliminated:

(a)
the maximum amount of Partnership Share Money which may be deducted from a Participant's Salary (at whatever intervals specified by the Committee) in accordance with Rules 5.6(a) and 5.6(c) shall be reduced and the deductions selected by Participants in excess of such new limit shall be reduced to that new limit;

(b)	the excess deductions selected by Eligible Employees in excess of any minimum specified in accordance with Rule 5.5 shall be reduced pro-rata;

(c)	all selected deductions shall be reduced to any minimum specified in Rule 5.5; and

(d)	applications shall be selected by lot, each based on a deduction of £10.
STOPPING, RE-STARTING AND VARYING DEDUCTIONS

5.21	A Participant may at any time, by notice in writing to the Company or the Trustees as agent for the Company:

(a)
direct the Company to stop the deductions of Partnership Share Money from his Salary in accordance with the Partnership Share Agreement. Unless a later date is specified in such notice the Company must give effect to such a direction within 30 days of receiving it.

(b)
direct the Company to restart the deductions of Partnership Share Money from his Salary in accordance with the Partnership Share Agreement. Unless a later date is specified in such notice, the Company must give effect to such a direction not later than the date of the first deduction due under the Partnership Share Agreement more than 30 days after receiving it.

(c)	subject to the limits in Rules 5.5 and 5.6, and with the agreement of the Company, direct the Company to vary the amount of Partnership Share Money which is deducted from his Salary provided that:

(i)	the Participant may not make up any deductions which were not made from his Salary; and

(ii)	if the Committee so determine, deductions may not be re-started more than once in any Accumulation Period.

5.22
For the avoidance of doubt, if in any month, or other period by reference to which Partnership Share Money is normally deducted from a Participant's Salary, there is no, or insufficient, Salary to permit such deduction to be made either wholly or partially, then that Participant shall not be treated as having given a direction to the Trustees to stop or vary deductions of Partnership Share Money and:

(a)
subject to Rule 5.21(c)(i), if there is no Salary, no deduction of Partnership Share Money shall be made on that occasion. For the avoidance of doubt, the Participant shall not be entitled to make such missing deduction on the next occasion that Participant receives a payment of Salary; and

(b)
if there is insufficient Salary, a deduction of Partnership Share Money shall be made to the maximum extent possible. For the avoidance of doubt, the Participant will not be entitled to make an additional deduction to make up the balance on the next occasion when, and to the extent that, that Participant receives a payment of salary.

WITHDRAWAL FROM THE PARTNERSHIP SHARE AGREEMENT

5.23
A Participant may withdraw from his Partnership Share Agreement at any time by giving notice in writing to the Company. Unless a later date is specified in the notice the withdrawal shall take effect 30 days after the receipt of the notice by the Company.

REPAYMENT OF PARTNERSHIP SHARE MONEY
5.24    If:

(a)	a Participant withdraws from his Partnership Share Agreement in accordance with Rule 5.23;

(b)	HM Revenue & Customs withdraws its approval of the Plan under Schedule 2 following a disqualifying event within the meaning of paragraph 84 of that Schedule; or

(c)	the Committee resolve to terminate the Plan in accordance with Rule 20.1 and issue a plan termination notice to the Trustees, any Partnership Share Money held by the Trustees on behalf of a Participant shall be paid to him subject to the deduction of income tax and NIC as soon as practicable after the relevant, withdrawal or notice.
WITHDRAWAL OF PARTNERSHIP SHARES FROM THE PLAN

5.25
Subject to section 506 of Part 7 of the Act (charge on Partnership Shares ceasing to be subject to the Plan) and Rule 11 (PAYE deduction of tax), a Participant may withdraw his Partnership Shares from the Plan at any time.

6.    MATCHING SHARES
MAKING OF MATCHING OFFER

6.1
If the Committee so determine, on any occasion on which Eligible Employees are invited to acquire Partnership Shares in accordance with Rule 5 the Company may offer to match those Shares with Matching Shares in accordance with this Rule 6.

INVITATIONS TO PARTICIPATE

6.2
On each occasion that an offer of Matching Shares is made the Committee shall issue an invitation to each Eligible Employee in accordance with Rule 5.1 which shall also specify that an offer of Matching Shares is being made, the Matching Ratio and the circumstances and manner in which that Matching Ratio may change and the circumstances (if any) in which Matching Shares may be forfeited. If an Eligible Employee has not returned the relevant Partnership Share Agreement within the time specified in the invitation he shall be deemed to have declined the invitation to participate on that occasion. However a signed Partnership Share Agreement received after the specified time shall take effect on the earliest opportunity to which Eligible Employees may next acquire Partnership Shares.

PARTERSHIP SHARE AGREEMENTS

6.3
Where Matching Shares are offered, the relevant Partnership Share Agreement shall be in the form specified in Rule 5.3 and shall specify the Matching Ratio and the circumstances and manner in which it may be changed by the Company. In addition, the Partnership Share Agreement shall bind the relevant Participant in contract with the Company:

(a)	to permit his Matching Shares to remain in the hands of the Trustees throughout the applicable Holding Period;

(b)	not to assign, charge or otherwise dispose of his interest in the Matching Shares during the applicable Holding Period;

(c)
if the legal title of any or all of the Plan Shares is transferred to him before the end of the applicable Holding Period, or the fifth anniversary of the Award Date if later, in circumstances which cause him to become subject to employees' NIC and/or income tax in respect of such transfer:

(i)	to either pay to the Trustees before such transfer takes place an amount equal to such employees' NIC and/or income tax; or

(ii)	to permit the Trustees to withhold and sell sufficient Matching Shares as are equal in value to such employees' NIC and/or income tax liability at the time of the transfer; and

(d)
not, before the end of the applicable Holding Period, to direct the Trustees to transfer the Matching Shares to him or otherwise dispose of them other than in the event of a Reconstruction or Takeover affecting them.

MATCHING RATIO

6.4
The ratio of Matching Shares to Partnership Shares shall not exceed 2:1 (or such other ratio as shall from time to time be specified in paragraph 60 of Schedule 2). The Company shall inform all relevant Participants if the Matching Ratio changes after the relevant Partnership Share Agreements have been entered into and before any Partnership Shares are acquired by the Trustees on behalf of that Participant.

6.5
To the extent that the allocation of a fractional entitlement is prohibited by law or by the Company's constitution (or, if not so prohibited, the Company does not wish to allocate a fractional entitlement), if on any Award Date the Matching Ratio is such that a fraction of a Matching Share is due to a Participant, the Matching shall be deferred until such time as sufficient Partnership Shares have been acquired to enable a whole Matching Share to be Awarded.

FUNDING AND NOTIFICATION TO TRUSTEES AND CONSTITUENT COMPANIES

6.6	On each occasion that the Committee determine to Award Matching Shares to Eligible Employees they shall notify the Trustees accordingly.

6.7
The Committee shall notify each Constituent Company of the amount (if any) to be contributed by it provided that such amount shall not exceed the amount necessary to acquire the number of Matching Shares which are to be Awarded to Eligible Employees of that Constituent Company at the relevant time.

6.8
Contributions to be made by the Company and any Constituent Company to finance any subscription of Matching Shares for Awards on an Award Date shall be paid to the Trustees not later than five working days prior to that Award Date and contributions to finance the purchase of Matching Shares shall be made in sufficient time to enable the Trustees to settle the relevant contract note.

AWARD OF MATCHING SHARES
6.9    Matching Shares must:

(a)	be of the same class and, subject to Rule 9 (forfeiture), carry the same rights as the Partnership Shares to which they relate;

(b)	be Awarded on the same Award Date as the Partnership Shares to which they relate;

(c)	be Awarded to all Participants on exactly the same basis.
MATCHING SHARE STATEMENTS

6.10
As soon as is practicable after the Award of any Matching Shares to a Participant but in any event not more than once in every six months, the Trustees shall issue a statement in writing or by electronic communication (provided that each Participant has personal access during his/her normal business day to information sent to him/her by electronic communication) to him/her specifying:

(a)    the relevant Award Date;
(b)    the applicable Holding Period;
(c)    the applicable Forfeiture Period (if any);
(d)    the number and class of Matching Shares Awarded to him; and
(e)    the Initial Market Value of the Matching Shares.
7.    DIVIDEND SHARES
DECISIONS OF THE COMMITTEE

7.1
Subject to the limit in Rule 7.4, the Committee may from time to time direct the Trustees that all cash dividends received in respect of any or all Partnership Shares, Matching Shares and Dividend Shares held on behalf of Participants:

(a)	shall be paid in cash to the Participants as soon as practicable after their receipt; or
(b)    shall be applied in acquiring Dividend Shares on their behalf; or
(c)    shall be paid in cash or reinvested, as the Participants shall elect.
The Committee may revoke any such direction at any time.

INVITATIONS TO PARTICIPATE

7.2
On each occasion that the Committee determines that Participants may elect for their dividends to be reinvested, they shall invite them in writing to make such an election (directly, or indirectly by reference to the invitation made in previous months or on launch of the Plan). Participants who have not accepted the invitation by the date specified, if any, (which must be at least 14 days after the date specified in the notice) shall be deemed to have declined the invitation to make an election and their dividends shall either be reinvested or paid to them, as the Committee may from time to time determine.

PARTICIPATION CONTRACTS AND PARTERNSHIP SHARE AGREEMENTS

7.3
The relevant Participation Contract and/or Partnership Share Agreement shall specify the rights and obligations of Participants who receive Dividend Shares and in particular, shall bind the relevant Participant in contract with the Company:

(a)	to permit his/her Dividend Shares to remain in the hands of the Trustees throughout the applicable Holding Period;

(b)	not to assign, charge or otherwise dispose of his/her interest in the Dividend Shares during the applicable Holding Period;

(c)
not, before the end of the applicable Holding Period, to direct the Trustees to transfer the Dividend Shares to him/her or otherwise dispose of them other than in the event of a Reconstruction or Takeover affecting them.

LIMITS ON REINVESTMENT OF DIVIDENDS

7.4
The maximum amount of cash dividends which may be applied in the acquisition of Dividend Shares on behalf of a Participant (“the Maximum Reinvested Dividends”) may not exceed £1,500 in any Tax Year (or such other amounts as may from time to time be specified in paragraph 64 of Schedule 2).

7.5
For the purposes of this limit, the maximum reinvested dividends shall include dividends payable under the Plan and any other SIP established by the Company or an Associated Company and approved by HM Revenue & Customs under Schedule 2 (or, where the case may be, under Schedule 8 to the Finance Act 2000).

7.6	If and to the extent that any cash dividends received by the Trustees on behalf of a Participant exceed the limits in Rule 7.4 they must be paid to him/her as soon as practicable.
ACQUISITION OF DIVIDEND SHARES

7.7	In exercising their powers in relation to the acquisition of Dividend Shares the Trustees must treat Participants fairly and equally.
7.8    Dividend Shares must:

(a)	be of the same class and carry the same rights as the Plan Shares to which they relate; and
(b)    not be subject to any provision for forfeiture.

7.9    Subject to Rule 7.4 (limit on reinvestment of dividends):

(a)	the Trustees must Award Dividend Shares to a Participant on the Acquisition Date; and

(b)	the number of Dividend Shares awarded to each Participant shall be determined by reference to the Market Value of the Shares on the Acquisition Date.

7.10	If and to the extent that the Trustees hold any surplus dividends after the acquisition of Dividend Shares on behalf of a Participant this may:

(a)
with the Participant's agreement be carried forward and added to the amount of the next dividend to be reinvested (but shall be held by them so as to be separately identifiable for the purposes of this sub-Rule 7.10); or

(b)    be paid to the Participant,
provided that any amounts not reinvested:

(c)	within the period of 3 years beginning with the date on which the relevant dividend was paid;

(d)	before the Participant ceases to be in relevant employment (as defined in paragraph 95 of Schedule 2"; or

(e)	before the Committee resolves to terminate the Plan in accordance with Rule 20.1 and issue a plan termination notice to the Trustees, must be repaid to the Participant as soon as practicable. For the purposes of this Rule an amount carried forward shall be treated as reinvested before a later cash dividend.
DIVIDEND SHARE STATEMENTS

7.11	As soon as is practicable after the acquisition of any Dividend Shares on behalf of a Participant the Trustees shall issue a statement to him/her specifying:
(a)    the relevant acquisition date;
(b)    the number and class of Dividend Shares acquired on his/her behalf;

(c)	the Market Value on the date on which they were acquired on his/her behalf;
(d)    the Holding Period applicable to them; and
(e)    any amounts carried forward in accordance with Rule 7.10.
8.    CESSATION OF EMPLOYMENT
REMOVAL OF PLAN SHARES FROM THE PLAN

8.1
Subject to the forfeiture of a Participant's Free Shares or Matching Shares in accordance with Rule 9, if a Participant ceases to hold any office or employment with the Company or an Associated Company, his Plan Shares shall cease to be subject to the Plan and the Trustees must as soon as practicably after such cessation remove any Plan Shares Awarded to him or acquired on his behalf under the Plan.

8.2	The Trustees may remove a Participant's Plan Shares by:

(a)	transferring them to him or another person being a permitted transferee at his direction;

(b)	disposing of them (including to themselves) and accounting (or holding themselves ready to account) for the proceeds to the Participant or another person at his direction; or

(c)	in the absence of any specific direction from the Participant, transferring them to him or disposing of them (including to themselves) as they shall in their absolute discretion determine.
For the purposes of this Rule, in the event of a Participant's death, references to a Participant shall include references to his personal representatives.
9.    FORFEITURE

9.1
The Committee may from time to time determine that Participants shall, during the applicable Forfeiture Period, forfeit all beneficial entitlement (or such proportion as the Committee shall from time to time determine in respect of all Participants) to Free Shares and/or Matching Shares Awarded to them, in the following circumstances:

(a)
on the cessation of a Participant's employment with the Company or an Associated Company at any time in the Forfeiture Period, or the withdrawal of the Free Shares and/or Matching Shares at any such time, for any reason other than:

(i)    death;

(ii)	injury or disability (evidenced to the satisfaction of the Committee);

(iii)	redundancy (within the meaning of the Employment Rights Act 1996);
(iv)    retirement on or after the Retirement Age;

(v)	a transfer to which the Transfer of Undertakings (Protection of Employment) Regulations 2006 (S.I. 2006/246) apply;

(vi)	a change of control or other circumstances ending a company's status as an Associated Company if the relevant employment is employment by that Associated Company; and/or

(b)	in the case of Matching Shares, the withdrawal of the corresponding Partnership Shares by reference to which they were Awarded other than in the circumstances described in Rule 9.1(a).

9.2
For the purposes of Rule 9.1 the “Forfeiture Period” shall be such period (if any) of not more than 3 years beginning with the relevant Award Date as the Committee may from time to time determine in respect of all Participants who participate in the same Award. For the avoidance of doubt, the Forfeiture Period need not be the same in relation to Free Shares and Matching Shares.

9.3
Where pursuant to Rule 9.1 the Committee determines that Free Shares and/or Matching Shares shall be capable of forfeiture, they shall do so before the Award Date of such shares and they shall notify Eligible Employees of the basis on which the shares shall be capable of forfeiture.

10.    TRUSTEES' DEALINGS WITH PLAN SHARES
RETENTION OF SHARES

10.1	Subject to Rule 8 (cessation of employment), the Trustees shall not dispose of any Plan Shares held on behalf of a Participant during the applicable Holding Period except:

(a)	in accordance with a direction of such Participant (or his personal representatives) in the event of a Reconstruction or Takeover affecting such Plan Shares;

(b)	on the Participant ceasing to hold any office or employment with the Company or an Associated Company or any other Constituent Company in accordance with Rule 8; or

(c)	in order to discharge their PAYE obligations in accordance with Rule 11 or a Participant's NIC liability in relation to his Plan Shares ceasing to be subject to the Plan.
DIVIDENDS AND RIGHTS ISSUES ETC

10.2
During the applicable Holding Period, the Trustees shall act in relation to the receipt of dividends and other distributions, rights issues, capitalisation issues, scrip dividends, voting rights, Reconstructions and Takeovers and fractional entitlements relating to Plan Shares in accordance with the provisions of Rules 13 to 16 inclusive.

DISPOSALS OF SHARES

10.3	Subject to Rule 8 (cessation of employment), the Trustees shall not dispose of a Participant's Plan Shares other than in accordance with a direction from him (or his personal representatives).

10.4
After the end of the applicable Holding Period nothing shall prevent a Participant (or his personal representatives) from selling his beneficial interest in his Plan Shares to the Trustees for their market value at the date of such sale.

CAPITAL RECEIPTS

10.5
On receipt of a sum of money being (or being part of) the proceeds of any disposal or a Capital Receipt in respect of any Plan Shares, the Trustees shall, subject to Rule 11 (PAYE deduction of tax), account to the Participant for any balance remaining in their hands relating to such Plan Shares, provided that any Capital Receipt of less than £5 distributable to a Participant may be retained by the Trustees.

11.	PAYE DEDUCTION OF TAX ON SHARES CEASING TO BE SUBJECT TO THE PLAN

11.1
The Committee may from time to time determine that, in the circumstances mentioned in sections 509 to 512 of Part 7 to the Act (PAYE), Participants be required to pay the Constituent Company by which they are employed such amount as is sufficient to enable that Constituent Company to discharge its obligation to make a PAYE deduction.

11.2
If and to the extent the Participant is not required to make a payment to the Constituent Company by which he is employed in accordance with Rule 11.1, the Trustees may dispose of a Participant's Plan Shares or accept a sum from him in order to meet such PAYE liability. In this event, the Trustees shall pay the relevant Constituent Company an amount sufficient to enable it to discharge its obligation to make a PAYE deduction.

11.3
If the Trustees receive a sum of money which constitutes a Capital Receipt which counts as employment income of a Participant when it is received by the Participant, then the Trustees shall pay to the employer company out of that sum of money an amount equal to the amount of employment income from which the employer company must make a PAYE deduction prior to paying over that amount to the Participant. Where HM Revenue & Customs are of the opinion that it is impracticable for the employer company (within the meaning of section 513 of Part 7 to the Act) to make a PAYE deduction, or that there is no company that qualifies as the employer company, the Trustees must, when paying the Capital Receipt over to the Participant, make a PAYE deduction in respect of the amount which counts as employment income as if the Participant were a former employee of the Trustees.

11.4
The Trustees shall maintain all records necessary to enable them to carry out their PAYE obligations and the PAYE obligations of any employer company in so far as they relate to the Plan. For the purposes of this Rule 11.4, employer company has the meaning given in section 513(5) of the Act.

11.5
If a Participant becomes liable to tax under the Act or under Chapter 3 or 4 of Part 4 Income Tax (Trading and Other Income) Act 2005, the Trustees shall inform the Participant of any facts which are relevant to determining that liability.

12.    ACQUISITION OF SHARES BY THE TRUSTEES

12.1
The Company shall from time to time notify the Trustees of the class of Share, if there is more than one, and the number (if any) which are to be made available for subscription under the Plan and the subscription price.

12.2
Shares allotted to the Trustees will rank pari passu in all respects with the shares of the same class for the time being in issue save as regards any rights attaching to such shares by reference to a record date prior to the date of allotment.

12.3	If and so long as the Shares are listed on the New York Stock Exchange, the Company shall apply for any Share allotted under the Plan to be admitted to trading on the New York Stock Exchange.

13.    DIVIDENDS AND OTHER DISTRIBUTIONS

13.1
Subject to Rule 7, (Dividend Shares), as soon as practicable following their receipt of any dividends or other distributions in respect of Participants' Shares, the Trustees shall pay and account for such dividends or other distributions to the Participants concerned in accordance with their respective entitlements. For the avoidance of doubt in respect of dividends and distributions on Unallocated Shares the Trustees shall retain any dividends on the trusts hereof.

13.2
If any foreign cash dividend is received by the Trustees in respect of any Plan Shares the Trustees must give notice to the Participant of the amount of any foreign tax deducted from the dividend before it was paid.

13.3
The Trustees shall pay over to a Participant as soon as is practicable after its receipt any money or money's worth received by them in respect of or by reference to any of his Shares, other than money's worth consisting of new shares within the meaning of paragraphs 86 and 87 of Schedule 2 (company reconstructions).

13.4	Rule 13.3 is subject to:
(a)     the provisions of Rule 7 (reinvestment of cash dividends); and
(b)    the Trustees' obligations under Rule 11 (PAYE deduction of tax).

14.    RIGHTS AND CAPITALISATION ISSUES AND SCRIP DIVIDENDS
RIGHTS ISSUES

14.1
Whenever any rights to acquire shares or other securities or other rights of any nature are granted by the Company in respect of all ordinary shares in the Company including Plan Shares, the Trustees shall comply with any direction from a Participant in accordance with the terms of the Partnership Share Agreement to sell sufficient of the rights nil-paid to enable them to subscribe for the balance. In the absence of any such direction the Trustees shall take no action in relation to a rights issue.

14.2
Any new securities taken up by the Trustees on behalf of any Participant in accordance with Rule 14.1(a) shall form part of the Participant's Plan Shares and shall be deemed to have been acquired or Awarded at the same time as the Plan Shares to which they relate.

14.3	Subject to Rule 14.1, the Trustees may dispose of some of the rights arising under a rights issue in order to be able to obtain sufficient funds to exercise other such rights.
14.4    Rule 14.2 does not apply:

(a)
to shares and securities allotted as the result of taking up a rights issue where the funds to exercise those rights were obtained otherwise than by virtue of the Trustees disposing of rights in accordance with this rule; or

(b)	where the rights to a share issue attributed to Plan Shares are different from the rights attributed to other ordinary shares of the company.

FRACTIONAL ENTITLEMENTS

14.5
Where in respect of shares of the same class as the Plan Shares an offer or invitation is made conferring rights to acquire (against payment) additional securities in the Company, or where new securities by way of capitalisation are to be allotted by such company, the Trustees shall allocate such rights or securities amongst the Participants concerned on a proportionate basis and if such allocation shall give rise to a fraction of a right or a security shall round such allocation down to the next whole right or security and the Trustees shall use their best endeavours to sell any rights or securities which are not allocated and distribute the net proceeds of sale (after deducting therefrom any expenses of sale and any taxation which may be payable by the Trustees in respect thereof) among the Participants whose allocation was rounded down, such proceeds being treated as a Capital Receipt provided that any sum of less than £3 otherwise distributable to a particular Participant may be retained by the Trustees.

SCRIP DIVIDENDS

14.6
Subject to Rule 14.8, if the Company offers to the holders of any Plan Shares the right to elect to receive securities wholly or partly in lieu of a cash dividend, each Participant shall be notified by the Trustees of the rights relating to his Plan Shares and prior to five working days before the closing of the offer may:

(a)    instruct the Trustees to elect to receive shares; or

(b)
instruct the Trustees to elect to receive cash, which instructions may be of particular or of general application and relate to Plan Shares Awarded before and after the date of the relevant scrip dividend.

If no election is received from a Participant the Trustees will receive cash or shares at the discretion of the Company.

14.7
Any scrip dividend taken up by the Trustees on behalf of any Participant under this Rule shall not form part of the Plan Shares to which they relate but shall be registered in the name of the relevant Participant.

14.8
If a Participant has previously directed the Trustees to reinvest dividends on his/her Plan Shares in accordance with Rule 7, he/she shall be deemed to have instructed the Trustees to receive cash which shall be re-invested in accordance with that Rule.

14.9	Insofar as any dividend or other distribution consists of cash it shall belong to the Participants concerned and be paid to them in accordance with Rule 13.

15.	VOTING RIGHTS

15.1
Upon any matter in relation to which at a General Meeting of the Company or at any class meeting Participants are entitled to exercise any voting rights attaching to Plan Shares, Participants may direct the Trustees as to such exercise PROVIDED that the Trustees shall not be entitled in respect of any Plan Shares to vote on a show of hands unless all directions received from the Participants concerned in respect of the particular resolution are identical and shall not in any circumstances be under an obligation to call for a poll and in the event of any poll the Trustees shall vote only in accordance with the directions of Participants who have given such directions. Neither the Company nor the Trustees shall be under any obligation to invite Participants to give directions as to how to exercise any voting rights attaching to Plan Shares unless provided otherwise in these Rules.

15.2
Except in respect of a direction received by the Trustees in accordance with Rule 14.6 the Trustees shall not be bound to act upon any instructions given by a Participant in respect of Plan Shares unless such instructions are received by the Trustees in writing signed by the Participant. Notwithstanding the foregoing the Trustees will not be obliged to seek instructions from Participants in respect of any scrip dividend scheme.

15.3	The Trustees shall not exercise any voting rights in respect of any unawarded Shares acquired by them pursuant to the Plan.

15.4	Neither the Company or the Trustees shall be under any obligation to send copies of documents issued to shareholders to Participants unless provided otherwise in these Rules.
16.    RECONSTRUCTIONS AND TAKEOVERS
DEFINITIONS
16.1    In this Rule:

(a)	“New Holding” has the meaning in Section 126(b) of the Taxation of Chargeable Gains Act 1992 and:

(i)	“shares” in that section includes securities or rights of any description which form part of the New Holding for the purposes of Chapter II of Part IV of that Act; and

(ii)	shares issued in the circumstances mentioned in paragraphs 86(3) and 86(4) Schedule 2 shall not be treated as forming part of the New Holding;

(b)	“Original Holding” means the Plan Shares Awarded to a Participant under the Plan; and

(c)	“Qualifying Corporate Bond” has the meaning in Section 117 of the Taxation of Chargeable Gains Act 1992.

PARTICIPANTS' DIRECTIONS DURING THE HOLDING PERIOD

16.2	During the Holding Period applicable to any Free Shares, Matching Shares or Dividend Shares a Participant may direct the Trustees to:

(a)	accept an offer for any of his Plan Shares which, if accepted, would result in a New Holding of shares being equated with the Original Holding for capital gains tax purposes;

(b)
agree to a transaction affecting his Plan Shares, or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting:

(i)	all the ordinary share capital of the Company, or, as the case may be, all of it that is of the class in question; or

(ii)
all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a SIP approved by HM Revenue & Customs under Schedule 2 (or, where the case may be, under Schedule 8 to the Finance Act 2000); or

(c)	accept an offer for his Matching Shares of:

(i)	cash, with or without other assets, or

(ii)	a qualifying corporate bond as defined in section 117 of the Taxation of Chargeable Gains Act 1992, whether alone or with other assets or cash or both where the offer forms part of a general offer which is made to holders of shares in the same class or company as his Plan Shares and which is made in the first instance on a condition such that if it is satisfied the offeror will have control (within the meaning of section. 450 and 451 of the Corporation Tax Act 2010) of the Company
COMPULSORY ACQUISITION OF SHARES

16.3
In the event of any Plan Shares being compulsorily acquired under sections 974‑991 of the Companies Act 2006 (or the overseas equivalent) or, if under any scheme of arrangement sanctioned by the Court pursuant to section 899 of the Companies Act 2006 (or the overseas equivalent), Plan Shares are transferred to another company or cancelled for a consideration consisting of cash and/or shares, the Participants concerned shall receive notification thereof from the Trustees as soon as practicable after such acquisition, transfer or cancellation and shall be entitled to give instructions to the Trustees in relation to such consideration.

SUBSTITUTION OF NEW HOLDING

16.4
If there is a Reconstruction or Takeover affecting a Participant's Plan Shares which results in a New Holding being equated with the Original Holding for the purposes of capital gains tax (or which would result in a New Holding being equated with the Original Holding but for the fact that the New Holding consists of or includes a Qualifying Corporate Bond) then:

(a)	such Reconstruction or Takeover shall not be treated as involving the disposal by the Participant of the Plan Shares comprised in the Original Holding; and

(b)
the shares comprised in the New Holding shall be treated as having been Awarded to the Participant on the date on which the corresponding shares comprised in the Original Holding which the New Shares represent were Awarded or acquired and held by the Trustees in accordance with the Plan as if they had been so Awarded or acquired.

CASH RECEIPTS

16.5	To the extent that the consideration received by virtue of any Reconstruction or Takeover consists of cash it shall be treated as the proceeds of the disposal of the relevant Plan Shares.
17.    STAMP DUTY
Any stamp duty or other expenses involved in any transfer of Plan Shares by the Trustees to Participants shall be payable by the Trustees and reimbursed by the Company.
18.    ADMINISTRATION

18.1
With the concurrence of the Trustees, the Committee shall have power to make and vary such regulations (not being inconsistent with the provisions of the Trust Deed) for the administration of the Plan as they think fit so that no person claiming any interest under the trusts or the Deed will be entitled to question the legality or correctness of any arrangements or agreements made in relation to the administration of the Plan.

18.2	The decision of the Committee shall be final and binding in all matters relating to the Plan.

18.3
Each Constituent Company shall provide the Trustees with all information required from it for the purposes of the administration and determination of the Plan and shall do so in such form as the Trustees shall reasonably require and the Trustees may in good faith rely on such information without further enquiry.

18.4
The Trustees shall maintain such records as may be necessary to comply with the SIP Code and any other applicable legislation and shall at all times and from time to time give to each Participant such information as shall be in their possession to enable him to determine and quantify any liability he may have to income tax pursuant to the SIP Code.

18.5	If a Participant becomes liable to tax under the SIP Code as a result of his participation in the Plan the Trustees shall inform him of any facts relevant to determining that liability.

18.6
The Trustees may arrange for the relevant Constituent Companies to account to HM Revenue & Customs or other authority concerned for any amounts deducted from payments made pursuant to the Plan in respect of income tax or any other deductions required in accordance with the SIP Code. Where there is no relevant Constituent Company in respect of a Participant the Trustees shall account to HM Revenue & Customs or other authority concerned for any amounts of income tax or any other deductions required to be made in accordance with the SIP Code.

18.7	The costs of establishing and administering the Plan shall be borne by the Company or all or any of the Constituent Companies, as the case may be.
19.    AMENDMENTS

19.1	Prior to approval of the Plan by HM Revenue & Customs under Schedule 2 the Board may alter the Trust Deed and the Rules of the Plan as may be necessary to obtain such approval.

19.2	After the date on which the Plan is approved by HM Revenue & Customs under Schedule 2, the Trust Deed and the Rules may be amended in any respect by resolution of the Board provided that:

(a)	if any alteration would abrogate or adversely affect the subsisting rights of Participants it will not be effective unless it is made:

(i)	with the consent in writing of such number of Participants as have had Awarded to them or acquired on their behalf not less than seventy five per cent (75%) of the Plan Shares; or

(ii)
by resolution at a meeting of Participants by a majority of not less than seventy five per cent (75%) of the Participants who attend and vote either in person or by proxy. For the purposes of this Rule the Participants shall be treated as the holders of a separate class of share capital and the provisions of the Company's Articles of Association, or the overseas equivalent, relating to class meetings shall apply mutatis mutandis; and

(b)
if any alteration would modify or alter to the disadvantage of the Trustee the provisions for its protection and indemnity contained in the Plan and/or impose more onerous obligations on the Trustee other than those contained in the Trust Deed prior to such alteration then the written agreement of the Trustee will be required.

(c)	no amendment shall have effect if, as a result, the Plan would cease to fall within the definition of an “employees' share scheme” in section 1166 of the Companies Act 2006.

(d)	no amendment shall cause these Rules to conflict or be in any way inconsistent with the Trust Deed.

19.3	Notwithstanding Rule 19.2, the Board of Committee may amend the provisions of the Trust Deed and the Rules as they consider necessary or desirable in order to:

(a)	benefit the administration of the Plan;

(b)	comply with or take account of the provisions of any proposed or existing legislation;

(c)	take account of any Reconstruction or Takeover;

(d)	obtain or maintain favourable tax or regulatory treatment for the Company, any Constituent Company or any Participant,
without the need for the prior approval of the Company in General Meeting or the consent of Participants (as the case may be) provided that such amendments or additions do not affect the basic principles of the Plan.

19.4
For so long as the Plan is approved by HM Revenue & Customs under Schedule 2, no amendment to a key feature (as defined in paragraph 84(6) of Schedule 2) shall have effect until approved by HM Revenue & Customs.

19.5
Written notice of any amendment to the Plan shall be given to the Trustees and to all Participants affected thereby and any amendments should be restricted where the alteration or addition would adversely affect the provisions of the Trust Deed for the protection and indemnity of the Trustees (unless the prior written consent of the Trustees is provided).

20.    GENERAL

20.1
The Plan shall commence upon the date of its approval by the HM Revenue and Customs and (unless previously terminated by a resolution of the Board) no Awards shall be made after the date the ESPP is terminated by the Board or Committee in accordance with Section 11 of the ESPP. The perpetuity period applicable hereto shall be eighty years. The Board may, by resolution, terminate the Plan prior to the end of the perpetuity period. If the Plan is to be terminated:

(a)	the Board shall issue a plan termination notice to:
(i)    HM Revenue and Customs;
(ii)    the Trustees;
(iii)    each Participant;

(b)	no further Shares may be Awarded to Participants but such termination shall be without prejudice to any accrued rights in existence at the date thereof;

(c)	as soon as practicable after the plan termination notice is issued, the Trustees must pay any money held on an individual's behalf to the individual;

(d)	the Trustees shall remove all Plan Shares from the Plan as soon as practicable after:
(i)    the end of the period specified in the plan termination notice; or

(ii)	if later, the first date on which the Plan Shares may be removed without giving rise to a charge to income tax under the SIP Code for the Participants on whose behalf they are held; and

(e)	any surplus assets held by the Trustees at the date of termination shall be paid to Constituent Companies so far as is practicable in proportion to the total funds provided by them to the Trustees.
20.2    Notwithstanding any other provision of the Plan:

(a)
the Plan shall not form part of any contract of employment between any Constituent Company and any employee of any such company and the rights and obligations of any individual under the terms of his office or employment with any Constituent Company shall not be affected by his participation in the Plan or any right which he may have to participate in it and the Plan shall not afford such an individual any additional rights to compensation or damages in consequence of the termination of such office or employment for any reason whatsoever;

(b)
no Participant shall be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of forfeiting any Free Shares or Matching Shares in consequence of the loss or termination of his office or employment with any Constituent Company for any reason whatsoever;

(c)
the Plan shall not confer on any person any legal or equitable rights (other than those in relation to the Plan Shares themselves) against any group company directly or indirectly, or give rise to any cause of action at law or in equity against any group company.

20.3
Save as otherwise provided in the Plan any notice or communication to be given by the Company to any Eligible Employee or Participant may be personally delivered or sent by ordinary post to his last known address and where a notice or communication is sent by post it shall be deemed to have been received 48 hours after the same was put into the post properly addressed and stamped. Share certificates and other communications sent by post will be sent at the risk of the Eligible Employee or Participant concerned and the Company shall have no liability whatsoever to any such person in respect of any notification, document, share certificate or other communication so given, sent or made.

20.4	Any notice to be given to the Company shall be delivered or sent to the Company at its registered office and shall be effective upon receipt.

20.5	The Plan and all rights granted under it shall be governed by and construed in accordance with English law.

20.6	Benefits under the Plan shall not form part of a Participant's remuneration for any purpose, except as required by law, and shall not be pensionable.

20.7
By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company or any Constituent Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Plan. The Company may share such information with any Constituent Company, the Trustees, its registrars, brokers, other third party administrator or any person who obtains control of the Company or acquires the Company, undertaking or part undertaking which employs the Participant, whether within or outside of the European Economic Area.

20.8
If as a result of an error or omission Partnership Shares or Matching Shares are not awarded to a Participant in accordance with the Plan, the Trustees may, but without any obligation to do so, do all acts or things as may be agreed with HM Revenue and Customs to rectify the error or omission.

20.9	The Plan shall be administered by the Committee whose decision on any matter concerning the Plan shall be final and binding.
EXECUTED AS A DEED by the parties hereto the day and year first before written
Signed as a deed on behalf of RACKSPACE HOSTING, INC., a company incorporated in Delaware, by William Alberts, Vice President, Associate General Counsel and Secretary, being person who, in accordance with the laws of that territory, is acting under the authority of the company

/s/ William Alberts
Name: William Alberts
Title: Vice President, Associate General Counsel and Secretary

EXECUTED AS A DEED for and on behalf of RACKSPACE LIMITED

Director/Secretary:

THE COMMON SEAL of COMPUTERSHARE TRUSTEES LIMITED
was put on this Deed in the presence of

Director:
Director/Secretary: